UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2009

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 13, 2009, Great Lakes Dredge & Dock Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), a copy of which is attached hereto as Exhibit 1.1, among the Company, certain selling stockholders named therein (the “Selling Stockholders”), including Madison Dearborn Capital Partners IV, L.P. (“MDCP”), and Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters (the “Underwriters”) related to the public offering by the Selling Stockholders of 12,481,861 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a public offering price of $5.75 per share, less the underwriting commission. MDCP has also granted the Underwriters a 30-day option to purchase up to an additional 1,872,279 shares of the Company’s common stock to cover over-allotments, if any, at the public offering price, less the underwriting commissions. The closing with respect to the sale of the Shares is expected to occur on August 19, 2009. The Company will not receive any proceeds from the sale of the Shares.

The offering of the Shares was registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-153207) and the related prospectus supplement and accompanying prospectus (the “Registration Statement”).  The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement.  A copy of the Underwriting Agreement is incorporated herein by reference and is attached to this Current Report on Form 8-K as Exhibit 1.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

1.1

Underwriting Agreement dated August 13, 2009 among the Company, certain selling stockholders named therein and Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION
(registrant)

Date: August 13, 2009	By:	/s/ Deborah A. Wensel
	Name:	Deborah A. Wensel
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1

Underwriting Agreement dated August 13, 2009 among the Company, certain selling stockholders named therein and Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.